Exhibit 5.1

[ Whiteford, Taylor & Preston, L.L.P. Letterhead ]

December 13, 2019

Cool Holdings, Inc.

2001 NW 84th Avenue

Miami, Florida 33122

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.001 per share, of Cool Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Maryland opinion counsel in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) with respect to 15,000,000 shares of common stock, par value $0.001 per share (the “Shares”), of Cool Holdings, Inc., a Maryland corporation (“Cool Holdings” or the “Company”) that may be issued under the Cool Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan (the “A&R Plan”).

On November 29, 2019, we understand that the stockholders of the Company approved the First Amendment to the A&R Plan (the “First Amendment”), as previously advised, adopted and approved and recommended by the Company’s board of directors (the “Board”) to be submitted to the Company’s stockholders for consideration.  Under the A&R Plan, as amended by the First Amendment (the “Amended A&R Plan”), the number of total Shares which may be granted is: (i) up to 16,980,749 Shares, plus (ii) up to 38,347 Shares subject to outstanding awards under the 2006 Equity Incentive Plan (the “Prior Plan”) that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable Shares), which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan as of the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the A&R Plan (the “Prior Plan Shares”).  A total of 1,205,749 Shares under the A&R Plan were previously registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-205048), filed with the SEC on June 18, 2015. A total of 775,000 additional Shares under the A&R Plan were previously registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-229114) filed with the SEC on January 2, 2019.  A total of 500,000 Shares under the Prior Plan were previously registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-134944), filed with the SEC on June 12, 2006.

We have examined the Registration Statement, the A&R Plan, the First Amendment, the Articles

of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the Board and the stockholders of the Company and such other documents and records of the Company as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing and assuming that: (i) the Registration Statement becomes effective under the Securities Act; (ii) the Shares will be issued in accordance with the terms of the Amended A&R Plan and in the manner described in the Registration Statement; (iii) the Shares will be issued while the Registration Statement is in effect and that any required action will be taken, prior to the issuance of the Shares, to register, qualify and/or exempt the Shares for sale under all applicable state securities or “blue sky” laws; (iv) certificates representing the Shares will be duly executed, countersigned by the Company’s transfer agent/registrar and delivered on behalf of the Company against payment of the full consideration for the Shares in accordance with the terms of the Amended A&R Plan;

we are of the opinion that the Shares to be issued to participants under the Amended A&R Plan will be validly issued, fully paid, and non-assessable when so delivered pursuant to and in accordance with the terms and conditions of the Amended A&R Plan.

Our opinions set forth above are limited to the federal laws of the United States and the laws of the State of Maryland, and no opinion should be inferred as to any other matters. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WHITEFORD, TAYLOR & PRESTON L.L.P.